Exhibit 14.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-59686, 333-64638, and 333-89292 on Form S-8 of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) S.A. (the “Company”) of our report dated June 21 , 2004, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2003.

DELOITTE & TOUCHE
REVISEURS D’ENTERPRISES SC S.F.D. SCRL

Represented by:

James Fulton

Brussels, Belgium
June 29, 2004